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                                                                     EXHIBIT 4.4


                         (FORM OF WARRANT CERTIFICATE)
                      (FRONT FACE OF WARRANT CERTIFICATE)

(Form of Legend if Debt Securities with                Prior to ______________
Warrants which are not immediately detachable:         this Warrant cannot be
                                                       transferred or exchanged
                                                       unless attached to a


                          (Title of Debt Securities)

(Form of Legend if Warrants are not                    Prior to ______________
immediately exercisable:                               this Warrant cannot be
                                                       exercisable


                      EXERCISABLE ONLY IF COUNTERSIGNED BY
                       OR ON BEHALF OF THE WARRANT AGENT


                        WARRANT CERTIFICATE REPRESENTING
                              WARRANTS TO PURCHASE

                       (Title of Warrant Debt Securities)
                              as described herein.

                             A. H. BELO CORPORATION
                                PURCHASE WARRANT
                     FOR (TITLE OF WARRANT DEBT SECURITIES)
          VOID AFTER THE CLOSE OF BUSINESS ON ________________, 19___

(No.)                                                           _______ Warrants


         This certifies that (the bearer is the) (_______________________ or registered assigns is the registered) owner of the above indicated number of Warrants, each Warrant entitling such (bearer) (owner) to purchase, at any time (after the close of business on ___________________, 19___ and) on or before the close of business on ___________________ ________, 19___,
$_____________________principal amount of (title of Warrant Debt Securities) ("Warrant Debt Securities"), of A. H. Belo Corporation ("Company"), issued and to be issued under the Indenture (as hereinafter defined), on the following basis:* (On _______________________, 19___, the exercise price of each Warrant is $__________ _____; during the period from ____________________, 19___, through and including _________________, 19___, the exercise price of each Warrant will be $________________ plus (accrued amortization of the original issue discount) (accrued interest) from ______________, 19__; on _________________, 19___ the exercise price of each Warrant will be $____________ _; during the period from _______________, 19__





----------------------

     *Complete and modify the following provisions as appropriate to reflect the exact terms of the Offered Warrants and the Warrant Debt Securities.
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, through and including _________________, 19___, the exercise price of each
Warrant will be $______________ plus (accrued amortization of the original issue discount) (accrued interest) from ________________, 19___; (in each case, the original issue discount will be amortized at a ___% annual rate computed on a (semiannual) (annual) basis, using a 360-day year consisting of twelve 30-day months) ("Warrant Price"). (The original issue discount for each $______________ principal amount of Warrant Debt Securities is $_____________). The (bearer) (registered owner) may exercise the Warrants evidenced hereby by paying in full, in lawful money of the United States of America, (in cash or by certified check or official bank check or by bank wire transfer) (by bank wire transfer), in each case in (immediately available) funds, the Warrant Price for each Warrant exercised to ____________ (or ___________________________) and by
surrendering this Warrant Certificate within five business days of such payment, with the purchase form on the back hereof properly completed and duly executed, at the office of _______________ (or _____________________,)
currently at the address specified on the reverse hereof and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

         Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Debt Securities in registered form in denominations of $________________ and any integral multiples thereof. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the (bearer) (registered owner) hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

         This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of _____________ __, 19___ ("Warrant Agreement"), between the Company and _____________________ ("Warrant Agent") and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the (bearer) (registered owner) of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the principal office of the Warrant Agent at _______________________ and the main office of the Company, 400 South Record Street, Dallas, Texas 75202.

         The Warrant Debt Securities to be issued and delivered upon the exercise of the Warrants evidenced by this Warrant Certificate will be issued under and in accordance with an Indenture dated as of ________________ ("Indenture"), between the Company and ____________________________, as
Trustee, and will be subject to the terms and provisions contained in the Indenture. Copies of the Indenture, including the form of the Warrant Debt Securities, are on file at the corporate trust office of said Trustee at ___________________________ (and at _____________________________________ ).

         (If Offered Debt Securities with bearer Warrants which are not immediately detachable: Prior to ______________ _______, 19___ this Warrant Certificate may be exchanged or transferred only together with the (title of Offered Debt Securities) ("Offered Debt Securities") to which this Warrant Certificate was initially attached, and only for the purpose of effecting or in conjunction with an exchange or transfer of such Offered Debt Security. After such date, this (If Offered Debt Securities with bearer Warrants which are immediately detachable: This) Warrant Certificate, and all rights hereunder may be transferred by delivery and the Company and the Warrant Agent and its agents may treat the bearer hereof as the owner for all purposes.)

         (If Offered Debt Securities with registered Warrants which are not immediately detachable: Prior to ___________ ________________, 19___ this
Warrant Certificate may be exchanged or
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transferred only together with the (title of Offered Debt Securities) ("Offered
Debt Securities") to which this Warrant Certificate was initially attached, and only for the purpose of effecting or in conjunction with an exchange or transfer of such Offered Debt Security. After such date, this (If Offered Debt Securities with registered Warrants which are immediately detachable: This) Warrant Certificate may be transferred when surrendered at the office of _________________ __________________ (or _____________________________________)
by the registered owner or his assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.)

         (If Offered Debt Securities with Warrants which are not immediately detachable: Except as provided in the immediately proceeding paragraph, after) (If Offered Debt Securities with Warrants which are immediately detachable:
After) countersignature by or on behalf of the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the office of _________________________________________(or
_________________ ________________) for Warrant Certificates representing the same aggregate number of Warrants.

         This Warrant Certificate shall not entitle the (bearer) (registered owner) hereof to any of the rights of a holder of the Warrant Debt Securities, including, without limitation, the right to receive payment of the principal of (and premium, if any) or interest, if any, on the Warrant Debt Securities or to enforce any of the covenants of the Indenture.
         This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by or behalf of the Warrant Agent.

         Dated as of _____________________, 19___


                                           A. H. BELO CORPORATION

                                           By
                                             --------------------------------

Attest:

By
  --------------------------------
                                           COUNTERSIGNED BY OR ON BEHALF OF:

                                                                         ,as
                                           ------------------------------
                                           Warrant Agent

                                           By
                                             --------------------------------
                                             Authorized Signature
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                       (BACK FACE OF WARRANT CERTIFICATE)
                     (INSTRUCTIONS FOR EXERCISE OF WARRANT)

         To exercise the Warrants represented hereby, the Warrantholder should pay (in cash or by certified check or official bank check or by bank wire transfer) (by bank wire transfer), in each case in (immediately available) funds, the Warrant Price in full for Warrants exercised to (______________________________________) (or ________________________
______________), which payment should specify the name of the Warrantholder and the number of Warrants exercised by such Warrantholder. In addition, the Warrantholder should complete the information required below and present (in person or mail) (by registered mail) this Warrant Certificate to ___________________________ (or ______________________________) at the address set forth below. This Warrant Certificate, completed and duly executed, must be received by ____________________________________ (or ______________________)
within five business days of the payment.

                         (FORM OF ELECTION TO PURCHASE)
                   (TO BE EXECUTED UPON EXERCISE OF WARRANT.)

         The undersigned hereby irrevocably elects to exercise ______ Warrants, represented by this Warrant Certificate, to purchase $_____________ principal amount of the (title of Warrant Debt Securities) ("Warrant Debt Securities") of
A. H. Belo Corporation and represents that he has tendered payment for such Warrant Debt Securities (in cash or by certified check or official bank check or by bank wire transfer) (by bank wire transfer), in each case in (immediately available) funds to the order of A. H. Belo Corporation, c/o _____________ (or __________________________), in the amount of $____________ in accordance with the terms hereof. The undersigned requests that said principal amount of Warrant Debt Securities be in fully registered form, in such authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

         If said principal amount of Warrant Debt Securities is less than all of the Warrant Debt Securities purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:                                   Name:

------------------                            --------------------------------
                                              (Please Print)


(Insert Social Security or Other
Identifying Number of Holder)


-----------------------------------
Address

-----------------------------------
Signature
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This Warrant may be exercised at the following addresses:

(Instructions as to form and delivery of Warrant Debt Securities and/or Warrant Certificates)